UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 18, 2018
COUNTERPATH CORPORATION
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
001-35592
(Commission File Number)
20-0004161
(IRS Employer Identification No.)
Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3
(Address of principal executive offices and Zip Code)
(604) 320-3344
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 18, 2018, Donovan Jones resigned as an officer and director of our company and its subsidiaries.  David Karp, our chief financial officer, will serve in an interim role as chief executive officer and lead our company until a new chief executive officer is appointed.
In connection with the resignation of Mr. Jones, we entered into a separation agreement whereby we agreed to pay Mr. Jones’ regular base salary (not including car allowance and less the normal statutory deductions) for twelve months (the “Salary Continuance Period”).  We also agreed to extend Mr. Jones’ healthcare benefits until the end of the Salary Continuance Period.  In the event that Mr. Jones secures replacement employment prior to the end of the Salary Continuance Period, Mr. Jones’ benefits will cease.  Mr. Jones has agreed not to compete with our company for a period of 18 months.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COUNTERPATH CORPORATION
By:  /s/ David Karp
David Karp
Chief Financial Officer
Dated:  September 20, 2018

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